Exhibit 99.1

                                                           FOR IMMEDIATE RELEASE

                  ACIES CORPORATION EXPANDS BOARD OF DIRECTORS

 ACCOMPLISHED BUSINESS AND LEGAL PROFESSIONALS TO SERVE AS INDEPENDENT MEMBERS;
           CFO JEFFREY TISCHLER ALSO JOINS BOARD AS EXECUTIVE DIRECTOR

NEW YORK - (BUSINESS WIRE) - APRIL 17, 2006 - Acies Corporation (OTCBB:ACIE), a financial services company that specializes in providing payment processing and online banking services to small, medium, and large-size merchants across the United States, today announced that Bonnie K. Wachtel and William B.G. Scigliano have been nominated and have agreed to serve as independent members of the Company's Board of Directors. Jeffrey A. Tischler, Chief Financial Officer of Acies, will also join the Board as an executive director. All three will stand for re-election at the Company's 2006 annual shareholders' meeting to occur later this year.

"We are extremely proud and honored to have recruited independent directors with such exceptional leadership capabilities," stated Acies' Chairman, CEO and President Oleg Firer. "These individuals bring unique business experience and depth of knowledge to Acies that is sure to greatly enhance our corporate governance practices and aid our management team in achieving our ambitious growth objectives."

For the past 22 years, Ms. Wachtel has served as Vice President and General Counsel of Wachtel & Co., Inc., a brokerage and investment banking firm based in Washington, D.C. She also serves as a director on the boards of VSE Corp.(Nasdaq:VSEC), a leading provider of diversified services to the engineering, energy and environment, defense, and homeland security markets from more than 20 locations across the United States and around the world, and Information Analysis Incorporated, (OTCBB:IAIC), an information technology services company. Ms. Wachtel holds a Bachelor of Arts degree and an MBA from the University of Chicago and a Juris Doctorate degree from the University of Virginia.

Mr. Scigliano brings Acies broad expertise in the fields of investment banking, mergers and acquisitions and government relations. He currently serves as a Co-chairman of the Board of Wherify Wireless, Inc. (OTCBB:WFYW), a leading developer of patented wireless location solutions and services for family safety and communications, and also serves as a Director for AlphaTrade.com (OTCBB:APTD). Previously, he was Chairman and CEO of IQ Biometrix, where he led the Company to become a major provider of identification technology for law enforcement and homeland security and directed its merger with Wherify in mid-2005. Prior to that, he was an executive advisor to the Attorney General of British Columbia and also served as an advisor to the National Association of Attorneys General in Washington, D.C. Mr. Scigliano earned a Bachelors degree from the University of Victoria and a Masters degree from the Graduate School of Business Administration at the University of Oregon.

ABOUT ACIES CORPORATION (PRONOUNCED "AY-SEE-US")
Headquartered in New York City, Acies Corporation is a financial services company that, through its wholly owned subsidiary, Acies, Inc., specializes in providing payment processing and online banking services to small, medium, and large-size merchants across the United States. Acies' payment processing services enable merchants to process Credit, Debit, Electronic Benefit Transfer
(EBT), Check Conversion, and Gift & Loyalty transactions. Acies also offers traditional and next-generation point-of-sale (POS) terminals, which enable merchants to utilize Acies' payment processing services. Acies' banking services offer customers traditional banking services and the ability for customers to apply for an online bank account and pay bills electronically. For more information, visit http://www.aciesinc.com.


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"Safe Harbor"  Statement under the Private  Securities  Litigation Reform Act of
1995: This press release contains or may contain forward-looking statements such as statements regarding the Company's growth and profitability, growth strategy, liquidity and access to public markets, operating expense reduction, and trends in the industry in which the Company operates. The forward-looking statements
contained   in  this  press   release  are  also  subject  to  other  risks  and
uncertainties, including those more fully described in the Company's filings with the Securities and Exchange Commission, including the risk factors in its form 10-KSB for the year ended March 31, 2005. The Company assumes no obligation to update these forward-looking statements to reflect actual results, changes in risks, uncertainties or assumptions underlying or affecting such statements, or for prospective events that may have a retroactive effect.

                      FOR MORE INFORMATION, PLEASE CONTACT:
                          DODI HANDY, PRESIDENT AND CEO
                      ELITE FINANCIAL COMMUNICATIONS GROUP
                   407-585-1080 OR VIA EMAIL AT ACIE@EFCG.NET